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                                                                   EXHIBIT 99.1
                      CONSENT OF ROBERTSON-STEPHENS, INC.

   We hereby consent to the inclusion of and reference to our opinion dated October 19, 2001 to the Board of Directors of Jupiter Media Metrix, Inc. (''Jupiter Media Metrix'') in the Registration Statement on Form S-4 (the ''Registration Statement'') of NetRatings, Inc. (''NetRatings'') covering common stock of NetRatings to be issued in connection with the proposed business combination involving Jupiter Media Metrix and NetRatings. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the ''Securities Act''), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term ''experts'' as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          ROBERTSON STEPHENS, INC.

                                          /S/ ROBERTSON STEPHENS, INC.

                                          San Francisco, California
                                          November 19, 2001